Exhibit 3.51

CERTIFICATE OF INCORPORATION

OF

NCAC 1304, INC.

THE UNDERSIGNED, being a natural person of age eighteen years or more, and acting as the incorporator of a corporation to be organized pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby adopt the following Certificate of Incorporation:

ARTICLE ONE

The name of the corporation (hereinafter called the corporation) is NCAC 1304, Inc.

ARTICLE TWO

The address of the initial registered office of the corporation in the State of Delaware is: 1013 Centre Road, Wilmington, Delaware 19805, and the name of its initial registered agent at such address is Corporation Service Company, in New Castle County.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000), all of which are of a par value of $1.00 dollar each, and all of which are of one class and are designated as common shares.

ARTICLE FIVE

The name and address of the incorporator is Betty Ann Thornson, One First National Plaza, Chicago, Illinois 60603

ARTICLE SIX

1.        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation, subject to any specific limitation on such power provided by any Bylaws adopted by the stockholders.

2.        Elections of directors need not be by written ballot unless the Bylaws of the corporation so provide.

ARTICLE SEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand this 22nd day of July, 1992.

/s/ Betty Ann Thornson
Betty Ann Thornson, Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NCAC 1304, INC.

NCAC 1304, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	That the Incorporator of said corporation, by written consent, adopted a resolution adopting the following amendment to the Certificate of Incorporation:

RESOLVED, that the certificate of Incorporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

ARTICLE ONE

The name of the corporation (hereinafter called the corporation) is USCOC of New York RSA #1, Inc.

2.	That the corporation has not received any payment for any of its stock.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of §241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to be signed by Betty Ann Thornson, its sole Incorporator as of the 1st day of February, 1993.

NCAC 1304, INC.

By:	/s/ Betty Ann Thornson
Name: Betty Ann Thornson
Its: Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

USCOC OF NEW YORK RSA #1, INC.

USCOC of New York RSA #1, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the to following amendment to the Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

ARTICLE ONE

The name of the corporation is APT Pittsburgh General Partner, Inc.

2.	That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of §228 of the General Corporation Law of the State of Delaware.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of §228 and §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Amendment to be signed as of the 21st day of June, 1995.

USCOC OF NEW YORK RSA #1, INC.

	By:	/s/ ILLEGIBLE
ATTEST:		Name:	ILLEGIBLE
		Its:	Vice President

/s/ ILLEGIBLE
Name:	ILLEGIBLE
Its:	Assistant Secretary

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

—	First: That at a meeting of the Board of Directors of	APT Pittsburgh General Partner, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ First ” so that, as amended, said Article shall be and read as follows:

“	The name of the Corporation is Voicestream Pittsburgh General Partner, Inc.

”

—	Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

—	Third: That said amendment was duly adopted id accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

—	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Lee A. Tostevin
(Authorized Officer)

NAME:	Lee A. Tostevin, Assist Secretary
(Type or Print)